Exhibit 1.1

Jumia Technologies AG

American Depositary Shares
Each Representing Two Ordinary Shares, no par value

SALES AGENCY AGREEMENT

July 30, 2024

RBC Capital Markets, LLC
200 Vesey Street
New York, NY 10281

Berenberg Capital Markets LLC
1251 Avenue of the Americas
53rd Floor
New York, NY 10020

Ladies and Gentlemen:

Jumia Technologies AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) in Berlin, Germany, under number HRB 203542 (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 40,455,472 ordinary bearer shares with no par value (auf den Inhaber lautende Stammaktien ohne Nennwert (Stückaktien)) and a notional attributable value (rechnerischer Nennwert) of €1.00 (the “Shares”) to RBC Capital Markets, LLC (“RBC”) and Berenberg Capital Markets LLC (“Berenberg”), as sales agents (the “Agents”), in the form of American Depositary Shares (the “Placement ADSs”), each representing two Shares (the “Underlying Shares”) on the terms set forth in this Agreement. The Placement ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement dated April 11, 2019, among the Company, The Bank of New York Mellon, as the depositary (the “Depositary”) and holders and beneficial owners, from time to time, of ADSs issued thereunder (the “Deposit Agreement”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-274004), relating to certain securities of the Company, including the Underlying Shares represented by the Placement ADSs, under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which was declared effective by the Commission on August 29, 2023. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Placement ADSs, which time shall be considered the “new effective date” of the Registration Statement with respect to the Placement ADSs within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 4(b) or 4(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Placement ADSs in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 4(b), 4(c) or 4(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Placement ADSs, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Placement ADSs, the time immediately prior to the first contract of sale for such Placement ADSs, or such other time as agreed by the Company and the Agents.

“Capital Increase Registration Date” means the effective date of the registration of the capital increase representing the Underlying Shares in the commercial register (Handelsregister) of the local court (Amtsgericht) in Berlin, Germany.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 4(b), 4(c) or 4(n) hereof that is distributed to investors prior to the Applicable Time and the number of Placement ADSs and the initial offering price per Placement ADS, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Placement ADSs that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement ADSs or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Placement ADSs, consented to by the Agents pursuant to Section 4(l) hereof that is furnished to the Agents for general distribution to investors, as evidenced by communications between the Company and the Agents.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Placement ADSs; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Placement ADSs.

Section 1. Representations and Warranties. The Company represents and warrants to the Agents at the date of this Agreement, the Capital Increase Registration Date, each Registration Statement Amendment Date (as defined in Section 4(o) hereof), each Company Periodic Report Date (as defined in Section 4(n) hereof), each Company Earnings Report Date (as defined in Section 4(o) hereof), each Request Date (as defined in Section 4(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 5(b) hereof) (collectively, a “Representation Date”), and agrees with the Agents, as follows:

(a) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for use of Form F-3 under the 1933 Act. The Registration Statement meets, and the offering and sale of Placement ADSs as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the 1933 Act. The Agents are named as the agents engaged by the Company in the section entitled “Plan of Distribution” in the Prospectus. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Placement ADSs representing the Underlying Shares that may be sold pursuant to this Agreement, in accordance with Rule 457(o) under the 1933 Act.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(c) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties contained in this Section 1(c) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent in writing expressly for use therein.

(d) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Placement ADSs made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(e) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Placement ADSs, (C) at the date of this Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f) Effectiveness of F-6. The Company and the Depositary have prepared and filed with the Commission a registration statement relating to the ADSs on Form F-6 (File No. 333-254136) (the “Form F-6”) and a related prospectus for registration under the 1933 Act of the ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. The registration statement on Form F-6 for registration of the ADSs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.” The Form F-6 became effective under the 1933 Act on March 11, 2021, and (i) no stop order preventing or suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (ii) the ADS Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder, (iii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and (iv) all of the Placement ADSs are registered pursuant to the ADS Registration Statement.

(g) Independent Accountants. The accountants who certified the financial statements and supporting schedules (if any) of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(h) Financial Statements; Non-IFRS Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly and in all material respects in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i) No Material Adverse Change. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, stockholders’ equity, operations or management of the Company and any subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and any subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(j) Good Standing of the Company. The Company is a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany and registered with the commercial register (Handelsregister) (the “Commercial Register”) of the local court (Amtsgericht) in Berlin, Germany, under number 203542 B. The Company has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, reasonably be expected to have, singly or in the aggregate a material adverse effect on (A) the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and any subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (B) the ability of the Company to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement (collectively, a “Material Adverse Effect”). The Company is not in violation of its articles of association or other governing documents. The Company is not in default in the performance or observance of any obligation contained in any agreement or instrument to which it is a party or by which it or any of its assets may be bound or in violation of any law, ordinance, governmental rule, regulation or decree of any court, government or governmental agency or body having jurisdiction over the Company or its properties, except in each case where any such default or violation would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The constitutive documents of the Company comply with the requirements of German law and are in full force and effect.

(k) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the outstanding shares of capital stock of and share capital of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and clear of all liens, encumbrances, equities or claims and, except for certain non-controlling interests or as described in the Registration Statement, the General Disclosure Package or the Prospectus, are owned directly or indirectly by the Company. None of the subsidiaries is in violation of its articles of association or other governing documents, except any such violation as would not have or be reasonably expected to have a Material Adverse Effect. None of the subsidiaries is in default in the performance or observance of any obligation contained in any agreement or instrument to which it is a party or by which it or any of its assets may be bound or in violation of any law, ordinance, governmental rule, regulation or decree of any court, government or governmental agency or body having jurisdiction over such subsidiary or its respective properties, except in each case where any such default or violation would not have or be reasonably expected to have a Material Adverse Effect.

(l) Capitalization; Listing of ADSs. The Company has various authorized capitals, conditional capital and issued share capital as set forth in the Registration Statement and the Prospectus. The Company’s authorized, issued and outstanding shares of capital stock conform and the Placement ADSs and Underlying Shares will conform to the description thereof contained or incorporated by reference in the Registration Statement and the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The global share certificate(s) relating to the Placement ADSs, when submitted to Clearstream Banking AG, Frankfurt am Main (the “Custodian”) as provided herein, conform or will conform to such descriptions. The Placement ADSs shall have equal rights and shall be fully fungible with the Company’s existing shares. By the Capital Increase Registration Date (see below), the Placement ADSs will have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (“NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Placement ADSs under the 1934 Act or the listing of the Placement ADSs on NYSE, nor has the Company received any notification that the Commission or NYSE is contemplating terminating such registration or listing.

(m) Except as described in the Registration Statement and the Prospectus, the Company has no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of the Company or of any of its subsidiaries, and the Company has not entered into any other agreement or arrangement of any kind that evidences rights of any holder against the Company to subscribe or to require the issue of shares of the Company or of any of its subsidiaries or any other securities similar to shares of the Company or of any of its subsidiaries or which could give rise to a liability of the Company to issue any shares.

(n) The Underlying Shares may be freely deposited with the Custodian against issuance by the Depositary of ADRs evidencing Placement ADSs. The Placement ADSs, when issued and delivered against payment thereof, will be freely transferable to or for the account of the Agents; and there are no restrictions on subsequent transfers of such Placement ADSs under the laws of the Federal Republic of Germany or the United States.

(o) The Underlying Shares, upon subscription and issuance are not subject to any liens, charges, encumbrances, equities, claims or to any rights of any person and are freely transferable under the Company’s articles of association and under applicable German law, including to the relevant clearing systems. Under applicable laws and regulations, no authorizations, approvals, consents or licenses of any governmental authority or regulatory body or agency are required to be obtained by the Company to effect dividend payments declared and payable on, or in respect of, the Shares.

(p) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(q) Authorization and Description of Placement ADSs. The Underlying Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable. The management board and the supervisory board of the Company have taken or will take, as the case may be, all necessary corporate or other action to authorize the public offering of ADSs, the capital increase, and all other actions contemplated by this Agreement. In particular, this Agreement has been duly authorized, executed and delivered by the Company. The Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(r) The issuance of the Placement ADSs is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Placement ADSs, ADRs and Underlying Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same. No holder of Placement ADSs will be subject to personal liability by reason of being such a holder.

(s) Registration Rights. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Placement ADSs registered pursuant to the Registration Statement.

(t) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the properties, assets or operations of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of Placement ADSs and the use of the proceeds from the sale thereof as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to have, a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries. All corporate approvals on the part of the Company for the offer or sale of the Placement ADSs and the transactions contemplated hereby have been obtained.

(u) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which in either case, would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(v) Absence of Proceedings. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or that are required to be described in the Registration Statement or the Prospectus and are not so described. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries are a party or of which any of their respective properties, assets or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(w) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement (those so filed, collectively, the “Filed Documents”) which have not been so described and filed as required. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or, where applicable, intent not to renew, any of the Filed Documents, and no such termination or nonrenewal has been threatened by the Company or any of its subsidiaries or, to the best knowledge of the Company, by any other party to any such contract or agreement.

(x) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Company’s due authorization, execution and delivery of, or performance by the Company of its obligations under, this Agreement or for the offering, issuance, sale or delivery of Placement ADSs or the consummation of the transactions contemplated in this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(y) Possession of Licenses and Permits. The Company and its subsidiaries, if any, possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries, if any, are and have been in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. All applications, notifications, submissions, information, claims, reports and other data utilized as the basis for or submitted in connection with any and all requests for a Governmental License were true, complete and correct in all material respects as of the date of submission, and all necessary or required updates, changes, corrections or modification to such applications, notifications, submissions, information, claims, reports and data have been submitted to the Governmental Entity, except where the failure to so submit would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any subsidiaries have received any notice of proceedings relating to the suspension, revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, such suspension, revocation or modification.

(z) Title to Property. The Company and its subsidiaries, if any, have good and marketable title to all real property owned by it and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of all such properties, taken as a whole and do not materially interfere with the use made and proposed to be made of such properties by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries, if any, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease.

(aa) Intellectual Property. The Company and its subsidiaries, own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and the Company (i) has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others asserting that the Company or any subsidiary infringes or violates any Intellectual Property of others and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, and (iii) except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, and all such agreements are in full force and effect.

(bb) The Company and its subsidiaries comply with all applicable data protection laws, guidelines and industry standards and have established the procedures necessary to ensure continued compliance, except where any failure to comply and/or to maintain procedures would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s best knowledge, any of its subsidiaries has received any notice or allegation from any competent authority (including any information or enforcement notice, or any transfer prohibition notice) alleging that the Company or any of its subsidiaries has not complied with applicable data protection laws, guidelines and industry standards, except where any failure to comply would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No individual has claimed and, so far as the Company is aware, no grounds exist for an individual to claim, compensation from the Company or any of its subsidiaries for breaches of applicable data protection laws or for loss or unauthorized disclosure of Personal Data, except where any such claim would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, passport number, credit card number, bank information, or customer or account number, and (ii) any other piece of information that allows the identification of such natural person.

(cc) The information technology systems, equipment and software used by the Company and its subsidiaries in their respective businesses, including those used to process online order and payment services, (the “IT Assets”) (i) operate and perform in accordance with relevant specifications and otherwise as required by the Company’s and its subsidiaries’ respective businesses as currently conducted and (ii) have not malfunctioned or failed at any time during the period covered by the financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus, except, in each case of (i) and (ii) above, as non-compliance with this representation would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s best knowledge, there has been no security breach, attack or other compromise as a result of which any person has gained unauthorized access to any IT Asset in a manner that would have or be reasonably expected to have a Material Adverse Effect.

(dd) The Company and its subsidiaries have taken precautions that they reasonably believe to be appropriate, including contingency plans, back-up facilities and disaster recovery technology processes consistent with industry standard practices, and necessary to protect the computer systems (hardware and software) and information technologies and related systems (such as networks) implemented or used by the Company and its subsidiaries against (i) overload, failure, limitation of system capacities, manual misuses and other interruptions of regular business operations, (ii) fire, explosion, flood, any calamity or other interruptions of regular business operations and (iii) unauthorized access or manipulation by third parties, in order to ensure that the events under (i) through (iii) above would not have or be reasonably expected to have a Material Adverse Effect.

(ee) IT. All IT Assets used or required for use by the Company and its subsidiaries are either owned by, or properly licensed or leased to, the Company or its subsidiaries and are not dependent on any facilities or systems which are not under the ownership or control of the Company or its subsidiaries; the Company and its subsidiaries are not in default under any such licenses or leases, and there are no grounds on which they might be terminated; and the IT Assets have (and each part of them has) sufficient capacity and performance to meet the processing and other business requirements of the Company and its subsidiaries and the anticipated requirements for at least the next twelve months; except, in each case of the above, as non-compliance with this representation would have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(ff) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any subsidiary is in violation of any applicable statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries, if any, have all permits, authorizations and approvals required under any applicable Environmental Laws, (C) there are no pending or to the knowledge of the Company threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. To the best knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(gg) Accounting Controls and Disclosure Controls. Other than as disclosed, the Company maintains effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto and (F) the Company and its subsidiaries have made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets. Other than as disclosed, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, other than as disclosed, such disclosure controls and procedures are effective.

(hh) Payment of Taxes. Except as described in the Prospectus, all tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes required to be paid by the Company and its subsidiaries (including pursuant to any assessment received by the Company or any of its subsidiaries), have been paid, except (A) insofar as the failure to file such returns or pay such taxes would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company in accordance with IFRS. There is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries, properties or assets that could individually or in the aggregate have a Material Adverse Effect (except for cases in which a tax authority in the course of an ongoing tax audit has notified tax reassessments to the Company or its subsidiaries for potential tax liabilities, which are contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company). The charges, accruals and reserves on the books of the Company in respect of tax liability for any accounting periods or years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any accounting periods or years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(ii) No transaction, stamp, issue, registration, documentary, sales or other issuance or transfer taxes or duties (“Stamp Taxes”), and no capital gains, income, withholding or other taxes or duties, are payable by or on behalf of the Agents, the Company or any of its subsidiaries in the Federal Republic of Germany or to any taxing authority thereof or therein in connection with: (i) the creation, allotment and issuance of the Underlying Shares represented by the Placement ADSs; (ii) the creation, issuance, deposit, sale and delivery of the Placement ADSs by the Company; (iii) the purchase from the Company, and the sales and deliveries by the Agents of the Placement ADSs to purchasers thereof pursuant to this Agreement, (iv) the execution and delivery of this Agreement or the Deposit Agreement or any other document to be furnished hereunder or consummation of the transactions contemplated by this Agreement or the Deposit Agreement, or (v) the resale and delivery of the Placement ADS by the Agents in the manner contemplated herein.

(jj) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short term debt or long term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, respectively.

(kk) No subsidiary of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, from paying any dividends to its shareholders, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary, except, in each case, for any prohibition that would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No affiliate of the Company or shareholder of such affiliate, as the case may be, is currently prohibited, directly or indirectly, under any applicable laws or regulations, from making any payments or other distributions to the Company and/or its subsidiaries, or from repaying to the Company and/or its subsidiaries any loans or advances made to such affiliate or shareholder of such affiliate, as the case may be, from the Company and/or its subsidiaries.

(ll) Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries or any of their respective controlled affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries or any of their respective affiliates, or with respect to which any of such entities could reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations and the Company and each of its subsidiaries and each of their respective affiliates have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements, except in each case for any failure to comply with the respective terms and the requirements of any applicable statutes, orders, rules and regulations as would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; the fair market value of the assets of each such plan, agreement, policy and arrangement which is required or intended to be funded (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued or earned or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions, except where any failure to exceed such present value would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and the liabilities reflected in the relevant entity’s financial statements with respect to each such plan, agreement, policy and arrangement that is not required or intended to be funded accurately reflect the present value of all benefits earned or accrued or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions, except where any failure to reflect such present value would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(mm) Insurance. The Company and its subsidiaries, if any, carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have or be reasonably expected to have a Material Adverse Effect.

(nn) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Placement ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(oo) Absence of Manipulation. Neither the Company nor any subsidiary or affiliate of the Company, nor any of their respective directors, officers or affiliates, acting on its behalf has taken, nor will the Company or any such subsidiary or affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Placement ADSs or to result in a violation of Regulation M under the 1934 Act.

(pp) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, if any, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company, its subsidiaries, if any, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable U.S. and German financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr) OFAC. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Placement ADSs, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was in violation of applicable Sanctions. The foregoing shall apply only to the extent it does not result in a violation of or conflict with Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Regulation (EC) No. 2271/96 or any similar applicable anti-boycott law or regulation.

(ss) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data is consistent with the sources from which they are derived.

(tt) No Commissions. Neither the Company nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Placement ADSs.

(uu) Actively Traded Security. The ADSs are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(vv) Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries, if any, information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries, if any, have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries, if any, have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except, with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromise as would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries, if any, are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(ww) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders and beneficial owners thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the depictions thereof contained in the Prospectus.

(xx) Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not sold, issued or distributed any Shares during the six month period preceding the date hereof, including any sales pursuant to Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(yy) It is not necessary that this Agreement, the Deposit Agreement, the Registration Statement, the Prospectus or any other document be filed or recorded with any court or other authority in the Federal Republic of Germany.

(zz) Under the current laws and regulations of the Federal Republic of Germany, all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of the Federal Republic of Germany and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Federal Republic of Germany.

(aaa) Except as described in the Prospectus, dividends and other distributions on the Shares will not be subject to withholding or other taxes under the current laws applicable in the Federal Republic of Germany and are otherwise payable free of any other tax, withholding or deduction in the Federal Republic of Germany and without the necessity of obtaining any consent, authorization, order, registration or qualification of or with any court or governmental, regulatory or stock exchange authority having jurisdiction over the Company.

(bbb) The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(ccc) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ddd) The choice of law of the State of New York as the governing law of this Agreement is or will be a valid choice of law under the laws of the Federal Republic of Germany and will be given effect by the courts of the Federal Republic of Germany.

(eee) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) in (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Germany or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, or this Agreement and the Deposit Agreement or actions to enforce judgments in respect thereof.

Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

Section 2. Agreements to Sell and Purchase.

(a) The Company hereby agrees to issue and sell to the Agents, and the Agents, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agree on the date of the registration of the share capital increase (the “Capital Increase Registration Date”) (i) to purchase, severally and not jointly, from the Company 40,455,472 Underlying Shares, (ii) through RBC Capital Markets (Europe) GmbH (“RBC Germany”), acting in its own name, to subscribe, for the Underlying Shares at a price of €1.00 per Share (the “Issue Price”), and (iii) through RBC Germany to pay as of the date of this Agreement to the Company the Issue Price for each of the subscribed Underlying Shares by crediting the Issue Price multiplied by the number of Underlying Shares (the “Aggregate Issue Price”) into a special account opened at Joh. Berenberg, Gossler & Co. KG (“Berenberg Germany”) in Germany (IBAN: DE08 2012 0000 0004 5130 08, SWIFT: BEGODEHHXXX, Currency: EUR) and entitled “Sonderkonto Kapitalerhöhung 2024, 2024-00-04513-008”(the “Capital Increase Account”), such account to be non-interest bearing and free of charges (including negative interest).

(b) For purposes of registering the capital increase representing the Underlying Shares (the “Capital Increase”) in the Commercial Register, RBC undertakes (i) that RBC Germany, subject to the conditions set forth herein, shall deliver to the notary public Christian Steinke, Gleiss Lutz, Washingtonplatz 3, 10557 Berlin, Germany (the “Notary”) or to Noerr Partnerschaftsgesellschaft mbB, German counsel for the Company, an executed subscription certificate (Zeichnungsschein) in the form attached as Exhibit A hereto (the “Subscription Certificate”) dated July 30, 2024 (the “Subscription Date”), duly signed in duplicate form pursuant to Section 185 of the German Stock Corporation Act (Aktiengesetz or “AktG”) for the Underlying Shares, such subscription certificate, in accordance with its terms, to expire at midnight (24:00 hours CET) on August 30, 2024 and (ii) that RBC Germany, subject to the conditions set forth herein, will effect payment of the Aggregate Issue Price as described and defined in Section 2(a) above, as payment pursuant to Section 36a (1) AktG, to the Capital Increase Account. Upon crediting the Aggregate Issue Price, Berenberg undertakes that Berenberg Germany will, subject to the fulfillment of the conditions set out herein, cause delivery to the Notary or to Noerr Partnerschaftsgesellschaft mbB, German counsel for the Company, and release of, a bank certificate (Einzahlungsbestätigung) in the form attached as Exhibit B hereto (the “Bank Certificate”), confirming such credit (Sections 188 (2), 36 (2), 36a (1) and 37 (1) AktG).

(c) Promptly upon receipt of the Subscription Certificate and of the Bank Certificate pursuant to Section 2(b) above, the Company shall take all reasonable measures to effect the registration of the capital increase in the Commercial Register within seven calendar days from the Subscription Date or such later date as agreed with RBC Germany. Copies of all documents filed with the Commercial Register shall be delivered to RBC Germany in pdf form. Promptly upon the registration of the capital increase in the Commercial Register, the Company shall, by telefax or pdf-document attached to an email, with the original copy to follow promptly by courier, furnish RBC Germany and/or an affiliate designated by RBC Germany, with a certified copy of the registration notice of the Commercial Register and a certified excerpt from the Commercial Register in chronological order, each evidencing such capital increase. If the registration with the Commercial Register of the increase of the Company’s registered share capital in an amount of €40,455,472 has not been effected by midnight (24:00 hours CET) on August 30, 2024, the Subscription Certificate for the Underlying Shares shall expire, all obligations of RBC Germany to subscribe for the Underlying Shares shall terminate and the Company shall return the Subscription Certificate to RBC Germany and the Bank Certificate to Berenberg Germany and instruct Berenberg Germany to release any funds credited to the Capital Increase Account for the benefit of RBC Germany. In this event, the reimbursement obligations of the Company pursuant to Section 5(f) and the provisions set out in Sections 7, 8, 15, 16, 17 and 18 of this Agreement shall remain in full force and effect.

(d) Promptly on the Capital Increase Registration Date, the Company shall deliver to RBC or a designated nominee of RBC one or more global share certificate(s), in the form set forth as Exhibit C, representing the Shares. RBC undertakes to cause the delivery of the global share certificate(s) through Berenberg Germany to Clearstream Banking AG, Frankfurt am Main, (the “Custodian”) and that RBC Germany will transfer title to the Underlying Shares to the Depositary on the Capital Increase Registration Date by way of entering into a share transfer agreement with the Depositary, to enable the delivery by the Depositary of the Placement ADSs in respect of the Underlying Shares to the Agents or to investors, as the case may be, by way of book-entry.

Section 3. Sale and Delivery of Placement ADSs

(a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell Placement ADSs through the Agents during the term of this Agreement as set forth in Section 11. Sales of the Placement ADSs through the Agents will be made by means of ordinary brokers’ transactions on the NYSE, in the over-the-counter market, or in privately negotiated transactions, which may include block trades, or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in the Agents’ discretion.

(b) The Placement ADSs are to be sold by the Agents on an agented basis on any day (other than a day on which NYSE is scheduled to close prior to its regular weekday closing time (each, a “Trading Day”). Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the Agents shall use their commercially reasonable best efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell the Placement ADSs during the term of this Agreement at the available market price. The Company and the Agents each acknowledge and agree that (A) there can be no assurance that the Agents will be successful in selling any Placement ADSs and (B) the Agents will not incur any liability or obligation to the Company if they fail to sell Placement ADSs for any reason other than a failure to use their respective commercially reasonable best efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell such Placement ADSs as required by this Agreement.

(c) The gross sales price of any Placement ADSs sold pursuant to this Agreement by the Agents shall be equal to the market price prevailing at the time of sale for the Placement ADSs sold by the Agents on NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices, but, unless otherwise agreed, at least at a price that is not more than 3.00% below the then prevailing market price. The combined compensation payable to the Agents for sales of Placement ADSs shall be up to 3.00% of the gross sales price for such Placement ADSs. The remaining proceeds, after deduction of the Aggregate Issue Price as set forth in Section 5(c), and any further deduction for any transaction fees and Stamp Taxes imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The Agents shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made.

(d) The Agents shall provide written confirmation to the Company and Depositary following the close of trading on NYSE on each Trading Day on which Placement ADSs are sold under this Agreement setting forth the number of Placement ADSs sold on such day, the aggregate gross sales proceeds of the Placement ADSs, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to the Agents with respect to such sales.

(e) Under no circumstances shall the aggregate number of Placement ADSs offered or sold pursuant to this Agreement exceed the aggregate number of Placement ADSs (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Placement ADSs under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Placement ADSs available for sale under the Registration Statement or for determining the number of Placement ADSs duly authorized by the Company.

(f) If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Placement ADSs, the Company shall promptly notify the Agents and future offers and sales of Placement ADSs through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(g) Notwithstanding any other provision of this Agreement, the Agents shall not offer or sell, any Placement ADSs (i) without prejudice to the Agents’ ability to sell Placement ADSs in accordance with Section 10(c) or Section 11, during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(h) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a report on Form 6-K or an Annual Report on Form 20-F (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(h) Notwithstanding clause (ii) of Section 3(g) hereof, if the Company wishes to offer or sell Placement ADSs to the Agents as sales agents at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Agents (with a copy to counsel for the Agents) a report on Form 6-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 6-K”), in form and substance reasonably satisfactory to the Agents, and, prior to its filing, obtain the written consent of the Agents to such filing (which consent shall not be unreasonably withheld), (ii) provide the Agents with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(o), (p) and (q), respectively, hereof, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 4(s) hereof prior to filing such Earnings 6-K and (iv) file such Earnings 6-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Annual Report on Form 20-F, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 4(o), (p) and (q), respectively, hereof, and (B) this Section 3(h) shall in no way affect or limit the operation of clause (i) of Section 3(g) hereof, which shall have independent application. The Agents shall not offer or sell any Placement ADSs while in possession of material non-public information. For the avoidance of doubt, the parties hereto agree that the Agents shall be permitted to offer and sell Placement ADSs on or about the Capital Registration Date following the publication of the Earnings Announcement.

Section 4. Covenants. The Company agrees with the Agents:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b) and 4(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Placement ADSs shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Placement ADSs, as to which the Company will only be obligated to notify the Agents), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Placement ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Placement ADSs. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible. In the event of any issuance of a notice of objection, by the Commission, the Company shall take all necessary action to permit offers and sales of Placement ADSs by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Placement ADSs as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents, or counsel for the Agents shall reasonably object.

(c) Filing or Use of Amendments and Supplements. The Company will give the Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Placement ADSs), whether pursuant to the 1933 Act, the 1934 Act or otherwise or (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 4(n) hereof, and will furnish the Agents, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, or counsel for the Agents shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company will furnish to the Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Placement ADSs, such number of copies of the Prospectus (as amended or supplemented) as the Agents, may reasonably request. The Company will also furnish, upon request of the Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Placement ADSs were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Placement ADSs, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Placement ADSs as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Agents to qualify the Placement ADSs for offering and sale under the applicable securities laws of such states as the Agents, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Placement ADSs contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Placement ADSs pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Placement ADSs on, and satisfy the requirements of, the NYSE.

(k) Notice of Certain Actions. During the term of this Agreement, the Company will not, unless it gives the Agents at least two business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Shares or ADSs or any securities convertible into or exercisable or exchangeable for Shares or ADSs or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares or ADSs, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Placement ADSs to be sold hereunder, (B) any Shares or ADSs issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Shares or ADSs issued or options to purchase Shares or ADSs granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Shares or ADSs issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (E) the filing of one or more registration statements on Form S-8 with the Commission with respect to shares of ADSs or Shares issued or issuable under any equity compensation or incentive plans. Upon receipt of any written notice contemplated above, the Agents may suspend their activity under this Agreement for such period of time as deemed appropriate by such Agents.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Agents, it will not make any offer relating to the Placement ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) No Stabilization or Manipulation. The Company agrees not to, and agrees to cause its subsidiaries and controlled affiliates not to, take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Placement ADSs or to result in a violation of Regulation M under the 1934 Act.

(n) Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 20-F filed by the Company in respect of any fiscal period in which sales of Placement ADSs were made by or through the Agents under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal period, the number of Placement ADSs sold by or through the Agents under this Agreement during such fiscal period and the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o) Delivery of Certificates. On (A) the Capital Increase Registration Date, and (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Placement ADSs shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Placement ADSs, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 4(n) hereof, or (3) in connection with the filing of any report on Form 6-K (other than an Earnings 6-K) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 6-K shall be filed with the Commission as contemplated by Section 3(h) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”), the Company will furnish or cause to be furnished to the Agents, an officers’ certificate, dated such Capital Increase Registration Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, to the effect that the statements contained in each of the officers’ certificate referred to in Section 6(g) hereof, the Depositary’s certificate referred to in Section 6(j) and the secretary’s certificate referred to in Section 6(n) hereof that were last furnished to the Agents are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, certificates of the same tenor as the certificate referred to in Section 6(g)hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of each such certificate.

(p) Delivery of Opinions and Letters of Counsel. On (A) the Capital Increase Registration Date, and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Agents shall be furnished the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents) and counsel to the Agents, dated such Capital Increase Registration Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, of the same tenor as the respective opinions and letters referred to in Sections 6(c), 6(d) and 6(e), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, shall furnish the Agents, with a letter substantially to the effect that the Agents, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance).

(q) Delivery of Accountants’ Letters. On (A) the Capital Increase Registration Date, and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents a letter, dated such Capital Increase Registration Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 6(f) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter.

(r) Trading in the ADSs. The Company consents to the Agents trading in the Company’s ADSs for their own account and for the account of their clients at the same time as sales of Placement ADSs occur pursuant to this Agreement; provided that the Company is not responsible for the compliance by the Agents with applicable laws and regulations (including Regulation M) that apply to such Agents with respect to any such trading. For the avoidance of doubt, the representations, warranties and covenants of the Company in this Agreement are made solely with respect to the offering of the Placement ADSs hereunder and do not apply to such trading.

(s) Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connections with offers and sales of Placement ADSs from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(t) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, an automatic shelf registration statement relating to the Placement ADSs, in a form and substance satisfactory to the Agents. If, at the time the Company intends to file such a new shelf registration statement, it is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Placement ADSs, in a form and substance satisfactory to the Agents, (iii) use its reasonable best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Placement ADSs to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new shelf registration statement or such new shelf registration statement, as the case may be.

(u) Depositary. The Company has engaged and will maintain, at its sole expense, a depositary for its ADSs.

(v) The Company covenants with the Agents that, without the prior written consent of RBC as representative of the Agents, it will not, prior to the completion of the distribution of the Placement ADSs, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the capital stock or any securities convertible into or exercisable or exchangeable for Shares or (2) enter into, or publicly disclose the intention to enter into, any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Shares or any securities convertible into or exercisable or exchangeable for Shares. The restrictions contained in this paragraph shall not apply to the Placement ADSs to be sold hereunder or the issuance of securities under employee benefit plans registered on Form S-8.

(w) The Underlying Shares will be deposited with the Custodian in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Underlying Shares and ADSs and/or ADRs evidencing ADSs delivered to the Agents.

(x) The Company shall endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request.

(y) The Company agrees not to, and agrees to cause its subsidiaries and affiliates not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(z) The Company agrees to suspend the exercise of any options by option holders that are affiliated purchasers within the meaning of Regulation M under the stock option program 2019 during the period when Placement ADSs are offered.

(aa) The Company shall pay, and shall indemnify and hold the Agents harmless against, any Stamp Taxes, income, capital gains, withholding or other taxes or duties (including any penalties, interest or additions to tax with respect thereon) imposed that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement or the Deposit Agreement or any other document to be furnished hereunder or consummation of the transactions contemplated by this Agreement or the Deposit Agreement, (ii) the creation, allotment and issuance of the Underlying Shares, (iii) the creation, issuance, deposit, sale and delivery of the Placement ADSs by the Company, (iv) the purchase from the Company, and the sales and deliveries by the Agents of the Placement ADSs to purchasers thereof pursuant to this Agreement, or (v) the resale and delivery of the Placement ADSs by the Agents in the manner contemplated herein.

(bb) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by the Agents of the full amount that would have been received had no deduction or withholding been made.

(cc) All sums payable to the Agents shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to the Agents, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

Section 5. Payment and Delivery.

(a) Delivery of the Placement ADSs purchased by the Agents shall be made through the facilities of The Depository Trust Company (“DTC”) to RBC on behalf of the Agents unless RBC shall otherwise instruct.

(b) Payment for such number of Placement ADSs sold by the respective Agents on a trading day (each an “ADS Tranche”) shall, subject to the conditions set out herein, be made by wire transfer in immediately available funds to the Company at the account specified by the Company on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the Agents (each such day, a “Settlement Date”).

(c) RBC shall have the right to retain the aggregate gross sales price of any ADS Tranche (the “Purchase Price”) until such Settlement Date on which the aggregate net proceeds from the sale of the Placement ADS exceed the sum of (i) the Aggregate Issue Price, translated into USD, provided that RBC shall use reasonable commercial efforts to achieve a favorable exchange rate for such conversion, which shall be subject to applicable fees typically charged by RBC in similar transactions, and (ii) fees and expenses as set forth in Section 3(c) hereof (the “Excess ADS Proceeds Amount”). RBC, in satisfaction of its obligations, shall, subject to the conditions set out herein, transfer the Excess ADS Proceeds Amount to the Company’s bank accounts as notified by the Company to RBC (each a “Company’s Account”), provided however, that RBC will execute such wire transfer only after the expected sales proceeds from the sale of Placement ADSs exceed the Aggregate Issue Price.

(d) Solely for the purpose of calculating the Excess ADS Proceeds Amount in U.S. dollars, the Aggregate Issue Price is converted from Euro into U.S. dollars by applying the exchange rate, which RBC can reasonably obtain at the time it converts U.S. dollars into a Euro amount equal to the Aggregate Issue Price.

(e) The Placement ADSs shall be delivered to RBC with any transfer taxes payable in connection with the transfer of the Placement ADSs to RBC duly paid by the Company, against payment of the Aggregate Issue Price for the Underlying Shares.

(f) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Placement ADSs, including any and all Stamp Taxes or governmental duties (including value added tax “VAT”), if any, any stock or other transfer taxes and other similar duties payable upon the sale, issuance or delivery of the Placement ADSs to the Agents and by the Agents in the manner contemplated herein, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Placement ADSs under securities laws in accordance with the provisions of Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the filing fees incident to the review by FINRA of the terms of sales of Placement ADSs, and, subject to the completion of the distribution of the Placement ADSs, one half of the reasonable fees and disbursements of counsel for the Agents in connection therewith, (vii) the fees and expenses incurred in connection with the listing of the Placement ADSs on NYSE, (viii) the reasonable documented out-of-pocket expenses of the Agents, and, subject to the completion of the distribution of the Placement ADSs, one half of the reasonable fees, disbursements and expenses of counsel for the Agents in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder, (ix) the fees and expenses of any transfer agent or registrar for the Placement ADSs, if any, (x) the fees and expenses of the Depositary for the ADSs or registrar for the Underlying Shares, (xi) all costs and expenses arising in relation to the capital increase including, but not limited to, any losses, costs and expenses due to any currency and negative interest rate risks arising out of the pre-funding of the Aggregate Issue Price pursuant to Section 2(a), and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

Section 6. Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof at the date hereof, the Capital Increase Registration Date and each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the explicit release of the Subscription Certificate:

(i) There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ii) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties, stockholders’ equity, operations or management of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth or incorporated by reference in the General Disclosure Package and the Prospectus that, in the Agents’ joint judgment, is material and adverse and that makes it, in the Agents’ joint judgment, after consultation with the Company, impracticable to market the Placement ADSs on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(b) Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement shall have been declared effective by the Commission. The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents. The Company shall have paid the required Commission filing fees relating to the Placement ADSs as specified in Section 4(a) hereof.

(c) Opinion of Counsel for the Agents. On the Capital Increase Registration Date, the Agents shall have received (i) an opinion of Latham & Watkins LLP, German counsel for the Agents, dated such date and (ii) an opinion and 10b-5 statement of Latham & Watkins (London) LLP, United States counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(d) Opinion of Counsel to the Company. On the Capital Increase Registration Date, the Agents shall have received (i) an opinion of Noerr Partnerschaftsgesellschaft mbB, German counsel for the Company, dated such date, and (ii) an opinion and 10b-5 statement of Sullivan & Cromwell LLP, United States counsel for the Company, dated such date, in each case in form and substance satisfactory to the Agents, and each to such further effect as the Agents may reasonably request.

(e) Depositary’s Counsel Legal Opinion. On the Capital Increase Registration Date, the Agents shall have received the favorable written opinion or opinions of Emmet, Marvin & Martin, LLP counsel for the Depositary, in form and substance satisfactory to the Agents, and to such further effect as the Agents may reasonably request.

(f) Accountants’ Letter. On the Capital Increase Registration Date, the Agents shall have received a letter from each of Ernst & Young, société anonyme, and Forvis Mazars, in each case dated such date and in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(g) Officers’ Certificate for the Company. On the Capital Increase Registration Date, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h) CFO Certificate. The Agents shall have received on the Capital Increase Registration Date a certificate of the Chief Financial Officer of the Company in form and substance satisfactory to the Agents.

(i) Lock-up Agreements. The lock up agreements, each substantially in the form of Exhibit D hereto, between the Agents and the members of the Company’s management board (Vorstand) and the chairman of the Company’s supervisory board (Aufsichtsrat), relating to sales and certain other dispositions of Shares or certain other securities, delivered to the Agents on or before the date hereof, shall be in full force and effect on the Capital Increase Registration Date and shall not be terminated, rescinded or revoked.

(j) Depositary Certificate. On or prior to the Capital Increase Registration Date, the Depositary shall have furnished or caused to be furnished to the Agents a certificate satisfactory to the Agents of one of its authorized officers stating that the Deposit Agreement has been duly executed and has not been terminated by the Depositary.

(k) On or prior to the Capital Increase Registration Date, the Agents shall have received copies of the resolution of the management board (Vorstand) and the supervisory board (Aufsichtsrat) of the Company, authorizing the issuance and the sale of the Placement ADSs and the execution of this Agreement.

(l) Deposit Agreement. The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of Underlying Shares and the issuance of the Placement ADSs in accordance with the Deposit Agreement.

(m) Listing. The Placement ADSs shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(n) Secretary’s Certificate. On or prior to the Capital Increase Registration Date, the Agents shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agents and their counsel, certifying as to (i) articles of association of the Company, as amended, (ii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement, the sale of the Placement ADSs and the issuance of the Underlying Shares and (iii) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

(o) Global Share Certificate. On to the Capital Increase Registration Date, the Company shall have delivered to RBC or a designated nominee of RBC, in accordance with, and at the time provided for, in Section 2(d) hereof, (A) a duly executed global share certificate evidencing the Underlying Shares and (B) a certified excerpt from the Commercial Register pertaining to the Company evidencing the capital increase represented by the Underlying Shares.

(p) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(q) DTC. The Placement ADSs shall be eligible for clearance and settlement through the facilities of DTC.

Section 7. Indemnification.

(a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless the Agents, their affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case including VAT, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Placement ADSs (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including reasonable documented fees and disbursements of a single counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by the Agents in writing expressly for use therein. This indemnity agreement will be in addition to any liability which the Agents may otherwise have. The Company acknowledges that (A) the names of the Agents as set forth in the first sentence of the first paragraph and (B) the statements in the fifteenth paragraph, under the caption “Plan of Distribution” constitute the only information furnished in writing by or on behalf of the Agents for inclusion in the Registration Statement, the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(b) Indemnification of Company, Directors and Officers. Each Agent, severally and not jointly, agree to indemnify and hold harmless the Company, its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, liabilities, claims or damages (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as incurred) and expenses described in the indemnity contained in Section 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agents in writing expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(iii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Agent, on the other hand, from the applicable offering of Placement ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, in connection with the applicable offering of Placement ADSs shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, on the one hand, bear to the total commissions or underwriting discounts received by each Agent, on the other hand.

The relative fault of the Company, on the one hand, and of each Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Placement ADSs placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 9. Survival. All indemnities, rights of contribution, representations, warranties, covenants and agreements of the Company and the Agents contained in this Agreement or in certificates of officers of the Company or any subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents or their Affiliates, selling agents, officers or directors or any person controlling such Agent, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Placement ADSs or any termination of this Agreement.

Section 10. Termination. RBC as representative of the Agents may terminate this Agreement by notice given to the Company, if following the execution and delivery of this Agreement, and prior to each Settlement Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market or the Frankfurt Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or the Federal Republic of Germany shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or German authorities or authorities in the United Kingdom, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in RBC’s judgment, acting on behalf of the Agents, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of RBC, acting on behalf of the Agents, after consultation with the Company (to the extent practicable), impracticable or inadvisable to proceed with the offer, sale or delivery of the Placement ADSs on the terms and in the manner contemplated in the Prospectus or (vi) upon non-occurrence of a condition precedent referred to in Section 6 above (each of the events set forth in clauses (i) to (vi) of this Section, a “Termination Event”). In addition, this Agreement shall automatically terminate if no Capital Increase Registration Date has occurred by midnight (24:00 hours CET) on August 30, 2024, unless the parties hereto mutually agree otherwise in writing.

(a) If a Termination Event occurs before the Subscription Certificate for the Underlying Shares has been filed with the Commercial Register, the obligations of the Agents acting through RBC Germany to subscribe for the Underlying Shares for the account of the Agents and the several obligations of the Agents to purchase the Underlying Shares and the Placement ADSs may be canceled and this Agreement may be terminated by RBC on behalf of the Agents at its option and in its sole discretion and, in such circumstances, the Company shall return the Subscription Certificate to RBC Germany and the Bank Certificate to Berenberg Germany and shall instruct Berenberg Germany to release any funds already credited to the Capital Increase Account for the benefit of RBC Germany acting for the account of the Agents and reimburse the Agents pursuant to Section 5(f).

(b) If a Termination Event occurs after the application for the registration of the Capital Increase has been filed with the Commercial Register, RBC, acting on behalf of the Agents, may at its option and in its sole discretion terminate this Agreement and request from the Company by written notification to the Company to employ its best efforts to procure a withdrawal of the application for registration of the Capital Increase from the Commercial Register. If the application is successfully withdrawn, the obligation of RBC Germany to subscribe for the Underlying Shares for the account of the Agents and the several obligations of the Agents to purchase the Underlying Shares and the Placement ADSs shall terminate, and the Company shall return the Subscription Certificate to RBC Germany and the Bank Certificate to Berenberg Germany and shall instruct Berenberg Germany to release any funds already credited to the Capital Increase Account for the benefit of RBC Germany acting for the account of the Agents, and reimburse the Agents pursuant to Section 5(f).

(c) If a Termination Event occurs after the Capital Increase Registration Date or on a date on which the application for the registration of the Capital Increase can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, or if the Agreement terminates pursuant to Section 11, the following shall apply:

(i) In such circumstances, the Agents shall be entitled to sell such number of Shares or ADSs, as the case may be, to any other person or persons as they deem best in their sole discretion provided, however, that such disposition of the Shares or ADSs, as the case may be, will be made in compliance with applicable requirements under the 1933 Act, the German Stock Corporation Act (Aktiengesetz), the Articles of Association (Satzung) of the Company taking into account that the Shares were issued under exclusion of the preferential subscription rights of existing shareholders and subject to certain requirements as set out in the Articles of Association. In addition, to the extent legally feasible, the Agents shall be entitled to sell these Shares or ADSs by way of a subscription offering to existing holders of Shares or ADSs. The Agents agree to effect any dispositions in an orderly fashion with a view to placing the Placement ADSs without an undue influence on the market price of the ADSs already traded and subject to the principles regarding the determination of the placement price. The Company agrees to, at its own expense, use its best efforts to cooperate with the Agents and support the sale efforts with respect to the sale of any such Shares or ADSs, as the case may be, held by the Agents following a termination in accordance with this Section 10, including, but not limited to, participating in a reasonable number of investor meetings, entering into customary arrangements (including indemnification agreements, underwriting agreements or customary purchase agreements), and taking all other actions as may be reasonably requested, which may include taking customary corporate actions to facilitate the sale of such Shares and/or ADSs, as the case may be, by the Agents in accordance with applicable German stock corporation law, and assisting the Agents with the registration of such Shares and/or ADSs, as the case may be, in such amounts and denominations and in the name of any investors following such sale by the Agents, cooperating with due diligence requests of the Agents and potential investor requests to the extent customary and reasonable, and furnishing the Agents with a prospectus or customary offering memorandum, as the case may be (and copies thereof as they deem necessary), that (i) shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time such Prospectus or customary offering memorandum is delivered to a purchaser of such Shares, as the case may be, and (ii) shall comply with applicable laws at such time such Prospectus or customary offering memorandum is delivered to a purchaser of these Shares and/or ADSs, as the case may be. In the event of any such sale, the Agents shall forward to the Company any proceeds received by them from such sale less the amount credited to the Capital Increase Account in respect of the relevant Shares to the extent not yet deducted pursuant to Section 5(c), and less the underwriting commission. For the avoidance of doubt, the Agents shall not offer or sell any Placement ADSs while in possession of material non-public information.

(ii) If the Underlying Shares from the Capital Increase have already been transferred to the Depositary and been registered in the Depositary’s name, the Company, upon RBC’s request, shall assist RBC in taking all reasonable measures necessary to effect the re-transfer of such shares to RBC or any other entity designated by RBC, on behalf of the Agents.

(d) Section 5(f) and the provisions set out in Sections 4(h), 7, 8, 15, 16, 17 and 18 of this Agreement shall remain in full force and effect notwithstanding any termination pursuant to this Section 10.

Section 11. Term. RBC, as representative of the Agents may, in its sole discretion, terminate this Agreement at any time following the expiry of a period of 45 calendar days following the Capital Increase Registration Date. Following such termination, the Agents shall be entitled to sell any Placement ADS to any other person or persons as they deem best in their sole discretion, provided, however, that (i) such disposition of the Placement ADSs will be made in compliance with applicable requirements under the German Stock Corporation Act (Aktiengesetz), the Articles of Association (Satzung) of the Company and the 1933 Act as set out under Section 10(c)(i), and (ii) the provisions of Section 10(c) shall apply. For the avoidance of doubt, the Agents shall not offer or sell any Placement ADSs while in possession of material non-public information.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to (i) RBC Capital Markets, LLC, 200 Vesey Street, 8th floor, New York, NY 10281, Attention: Equity Capital Markets, Facsimile: +#-###-###-#####; Email: #########; and (ii) Berenberg Capital Markets LLC, 1251 Avenue of the Americas, 53rd Floor, New York, NY 10020, Attention: Equity Capital Markets, Facsimile: +#-###-###-####; Email: #########; and notices to the Company shall be directed to ######### and #########, Jumia Technologies AG, Skalitzer Strasse 104, 10997 Berlin, Germany; Email: ######### and #########.

Section 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Placement ADSs pursuant to this Agreement, including the determination of the respective initial public offering prices of Placement ADSs, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Placement ADSs or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Placement ADSs and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Placement ADSs shall be deemed to be a successor by reason merely of such purchase.

Section 16. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 18. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 12 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum. The Company irrevocably appoints Puglisi & Associates as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any Specified Court. With respect to any Related Proceeding, each of the Company and the Agents irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and, with respect to any Related Judgment, each of the Company and the Agents waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via electronic mail (including in “.pdf” format or any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

Jumia Technologies AG

By:	/s/ Francis Dufay & Antoine Maillet-Mezeray
	Name:	Francis Dufay & Antoine Maillet-Mezeray
	Title:	CEO & EVP Finance & Operations

Accepted as of the date hereof:

RBC CAPITAL MARKETS, LLC

By:	/s/ John Kolz
	Name:	John Kolz
	Title:	Managing Director

BERENBERG CAPITAL MARKETS LLC

By:	/s/ Zachary Brantly
	Name:	Zachary Brantly
	Title:	Head of U.S. Investment Banking

By:	/s/ Matt Rosenblatt
	Name:	Matt Rosenblatt
	Title:	CCO & Ops Principal

Execution Version

Exhibit A

FORM OF SUBSCRIPTION CERTIFICATE

Exhibit B

FORM OF BANK CERTIFICATE

Exhibit C

FORM OF GLOBAL SHARE CERTIFICATE

Exhibit D

FORM OF LOCK-UP AGREEMENT

_____________, 2024

RBC Capital Markets, LLC
200 Vesey Street
New York, NY 10281
United States of America

Berenberg Capital Markets LLC
1251 Avenue of the Americas
53rd Floor
New York, NY 10020

Ladies and Gentlemen:

The undersigned understands that RBC Capital Markets, LLC (“RBC”) and Berenberg Capital Markets LLC (“Berenberg”, and together with RBC, the “Agents”) propose to enter into a sales agency agreement (the “Sales Agreement”) with Jumia Technologies AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) in Berlin, Germany, under number HRB 203542 (the “Company”), providing for the issuance and sale to the Agents of [●] ordinary bearer shares with no par value (auf den Inhaber lautende Stammaktien ohne Nennwert (Stückaktien)) and a notional attributable value (rechnerischer Nennwert) of €1.00 (the “Stock”) in the form of American Depositary Shares (the “Placement ADSs”), each representing two shares of Stock.

To induce the Agents to use their efforts in connection with the sale of the Placement ADSs, the undersigned hereby agrees that, without the prior written consent of RBC (acting on behalf of the Agents), it will not, prior to the completion of the distribution of the Placement ADSs (as notified to the Company by the Agents) (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock (including, for the avoidance of doubt, Placement ADSs) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock (including, for the avoidance of doubt, Placement ADSs), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing.

The foregoing sentence shall not apply to (a) transfers of shares of Stock or any security convertible into or exercisable or exchangeable for Stock as a bona fide gift; (b) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (i) distributions of shares of Stock or any security convertible into or exercisable or exchangeable for Stock to limited partners, stockholders or similar related parties of the undersigned or (ii) transfers of shares of Stock or any security convertible into or exercisable or exchangeable for Stock to any entity that, directly or indirectly, is controlled by, controls or is under common control with, the undersigned, provided that in the case of any transfer or distribution pursuant to clause (b) or (c), each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this lock-up agreement and that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfer; (c) transfers of shares of Stock or any security convertible into or exchangeable for Stock pursuant to a bona fide third-party tender offer made to all holders of the Company’s share capital, merger, consolidation or other similar transaction involving a Change of Control (as defined below) of the Company that has been recommended by the Company’s management board, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Stock shall remain subject to the provisions of this lock-up agreement; (d) sales of shares of Stock under an existing trading plan that complies with Rule 10b5-1 under the Exchange Act, or (e) the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock, provided that (i) no transfer of shares of Stock occurs during the Restricted Period and (ii) to the extent that a public announcement or filing under the Exchange Act shall be required or voluntarily made during the Restricted Period regarding the establishment of such trading plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Stock may be made under such plan during the Restricted Period.

“Change of Control” as used herein shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Company.

The undersigned understands that the Company and the Agents are relying upon this lock-up agreement in proceeding toward consummation of the offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to a Sales Agreement, the terms of which are subject to negotiation between the Company and the Agents.

The undersigned acknowledges and agrees that the Agents have not provided any recommendation or investment advice nor have the Agents solicited any action from the undersigned with respect to the offering of the Placement ADSs and the undersigned has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Agents may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the offering, the Agents are not making a recommendation to you to participate in the offering, enter into this lock-up agreement, or sell any Placement ADSs at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Agents are making such a recommendation.

This lock-up agreement shall automatically terminate upon completion of the distribution of the Placement ADSs.

This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

Very truly yours,

(Name)

(Address)

[Signature Page to Lock-Up Letter]